UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2019

VISIUM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Florida	000-25753	87-04496677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11325 Random Hills Road, Suite 360

Fairfax, Virginia 22030

(Address of principal executive offices, including zip code)

(703) 225-3443

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On January 8, 2019, Visium Technologies, Inc., a Florida corporation (the “Company”), entered into that certain securities purchase agreement (the “Agreement”) with FirstFire Global Opportunities Fund, LLC, a Delaware limited liability company (the “Holder”), whereby the Holder purchased from the Company, for a purchase price of $142,500 (the “Purchase Price”) (i) an 8% senior convertible promissory note in the principal amount of $150,000.00 (the “Note”) convertible into shares of the Company’s common stock (the “Common Stock”); and (ii) a warrant to purchase 250,000 shares of the Company’s Common Stock, exercisable at a price of $0.15, subject to adjustment, per share over the course of a three year term (the “Warrant”, and together with the Note, the “Securities”). The Warrant provides for a cashless exercise provision. The closing occurred following the satisfaction of customary closing conditions.

The Note matures twelve (12) months from the date of issuance and may be prepaid at any time pursuant to the terms of the Note. The Note is convertible into shares of the Company’s Common Stock at a price of $0.15 per share for the first one hundred eighty (180) calendar days after the date of issuance (the “Conversion Price”). After the one hundred eightieth (180th) day after the date of issuance, the Conversion Price is then equal to the lower of (i) the Conversion Price or (ii) 65% multiplied by the lowest traded price of the Common Stock during the ten (10) consecutive Trading Day period (as defined in the Note) immediately preceding the Trading Day that the Company receives a notice of conversion (the “Alternate Conversion Price”). The Conversion Price may further be adjusted in connection with the terms of the Note.

The above descriptions of the Agreement, the Note and the Warrant do not purport to be complete and are qualified in their entirety by the full text of the forms of such documents, which are provided as exhibits 10.1, 10.2 and 4.1, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The issuance of the Securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the Securities was based upon the following factors: (a) the issuance of the Securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the Securities by the Company; (d) the Securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the Securities took place directly between the individual and the Company; and (f) the recipient of the Securities is an accredited investor.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
4.1*	Form of Warrant issued to FirstFire Global Opportunities Fund, LLC
10.1*	Securities Purchase Agreement by and between the Company and FirstFire Global Opportunities Fund, LLC
10.2*	Form of Promissory Note issued to FirstFire Global Opportunities Fund, LLC

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2019

VISIUM TECHNOLOGIES, INC.

By:	/s/ Mark Lucky
Mark Lucky
Chief Financial Officer